                                2

                                                    Exhibit 77(D)
                                Morgan Stanley International Fund

     Effective   February   28,   2007,   the   Morgan    Stanley
International Fund may invest up to 10% of its net assets in real estate  investment  trusts  ("REITs")  and  foreign  real  estate companies.